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                              [FORM OF PROXY CARD]

PROXY                    CONNECTICUT ENERGY CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 14, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J.R. Crespo, Carol A. Forest, and Samuel W. Bowlby, or any of them, proxies with full power of substitution to vote all shares of common stock of Connecticut Energy Corporation standing in the name of the undersigned at the special meeting of Connecticut Energy Corporation shareholders to be held on Tuesday, September 14, 1999, at 10:00 A.M., local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut, and any adjournment thereof, as follows:

1. Proposal to approve the Agreement and Plan of Merger among Connecticut Energy Corporation, Energy East Corporation and Merger Co.

   FOR    / /                  AGAINST    / /                  ABSTAIN    / /

                         [(Continued on reverse side)]
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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                  Please sign exactly as name
                                              appears below. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney, as
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.
                                              Dated ______________________, 1999
                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature